SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 1, 2001
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

              DELAWARE                                   04-3483032
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)

Item 5.       Other Events.

              On November 1, 2001, John Hancock Financial Services, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.       Financial Statements and Exhibits.

         (c)  Exhibits

              Exhibit No.                Item
              -----------                ----

              99 Press Release of John Hancock Financial Services, Inc., dated November 1, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           JOHN HANCOCK FINANCIAL SERVICES, INC.


Date:  November 1, 2001                    By: /s/Thomas E. Moloney
-----  ----------------                        ------------------------
                                           Thomas E. Moloney
                                           Chief Financial Officer

--------------------------------------------------------------------------------

                                                                      Exhibit 99
                                                                      ----------

News                                                    [JOHN HANCOCK LOGO](R)
                                                          FINANCIAL SERVICES

   John Hancock Financial Services reports third-quarter 2001 operating income of $0.67 per share

        ===================================================================================
        Operating income                     3rd quarter 2001   3rd quarter 2000   % change
        summary
        -----------------------------------------------------------------------------------
        Per-share diluted                               $0.67              $0.57      17.5%
        Operating income                       $204.9 million     $182.1 million      12.5%
        Diluted avg. shares outstanding         306.0 million      317.0 million      (3.5%)
        Operating return on equity                      14.5%              13.4%         --
        ===================================================================================

      BOSTON (November 1, 2001) -- John Hancock Financial Services, Inc. (NYSE:
JHF) today reported per-share operating income for the third quarter of 2001 of $0.67 diluted, up 17.5% from $0.57 diluted in the third quarter of 2000.

      After-tax operating income in the quarter was $204.9 million, an increase of 12.5% from $182.1 million a year earlier.

      Results were driven by gains in the Protection, Asset Gathering, and Guaranteed & Structured Financial Products segments, partially offset by lower earnings in the Investment Management and Corporate & Other segments.

      Operating return on equity for the third quarter was 14.5% versus 13.4% a year earlier.

      Sales growth was strong versus the third quarter of last year across retail and institutional products, including:

      o     Total life insurance, including corporate-owned life, up 12%

      o     Total long-term care insurance, up 18%

      o     Total retail annuities, up 8%

      o Institutional guaranteed investment contracts and global funding agreements, up 24%

      "We are pleased that Hancock has sustained its solid earnings growth trend during this very tough environment," said David F. D'Alessandro, chairman and chief executive officer. "Although we have felt the effects of the weak economy, the drop in stock prices and interest rates, and recent changes in estate tax law, we are not dependent on any one product or sales channel. We remain focused on developing new products for customers, expanding distribution, reducing costs, and effectively managing our investments and capital."


                                     -more-

      Fourth Quarter 2001 and Full Year 2002 Financial Outlook

      D'Alessandro said the company was comfortable with its previously announced guidance for 2001 earnings-per-share growth of 10% to 12%, $2.38 per share in 2000. This forecast assumes the equity market, as measured by the Standard & Poor's 500 index, is about flat or up slightly during the fourth quarter of 2001.

      For 2002, D'Alessandro said the company expected earnings per share to grow in the same range of 10% to 12%, driven by continued gains in its core retail and institutional businesses, and ongoing expense management. This forecast assumes S&P 500 appreciation of about 5% to 6% for the full year, and includes about a gain of $0.04 per share from elimination of goodwill amortization.

      "Making any type of forecast in these uncertain times is difficult at best," D'Alessandro added. "We will continue to carefully monitor the financial markets, economy, and consumer sentiment for possible impact on our outlook."

      (Guidance, as the company has previously discussed, is subject to change if, among other things, the economy or the financial markets experience significant changes. See Forward-looking Statements below).

      Segment Highlights

      Protection: Pretax operating income in the quarter was $113.9 million, up 17% from $97.7 million a year ago.

      Nontraditional life earnings for the quarter were $42.5 million pretax, up 9% from $39.0 million last year. Lower operating expenses and higher net investment income were partially offset by weaker separate account performance. Average daily account balances for variable life insurance during the quarter were $5.2 billion versus $5.7 billion a year ago.

      Traditional life earnings were $42.2 million pretax for the quarter, up 10% from $38.2 million a year earlier, driven by lower operating expenses.

      Long-term care insurance earnings were $30.4 million pretax in the quarter, up 41% from $21.6 million a year ago. The increase was driven by growth in the business and lower operating expenses.

      Total life insurance sales for the quarter were $83.0 million, up 12% from the year-ago quarter. The gains reflect continued strong sales of corporate-owned life insurance (COLI), up 58%, and continued growth in single-life products, up 4%. Sales of survivorship life remained weak due to the confusion caused by estate tax law changes. Versus the second quarter of 2001, total life sales increased 29%, with COLI up 60% and single-life up 7%.

      Long-term care sales were a record $33.1 million, up 13% from the second quarter and 18% from a year ago. Increased sales of Hancock-brand individual and group products offset a decline in sales of older Fortis-brand policies. Hancock acquired the Fortis individual long-term care business in March 2000; former Fortis brokers have steadily increased sales of Hancock products as the Fortis long-term care insurance brand is phased out.


                                        2
                                     -more-

      Hancock continued its focus on innovation and distribution during the quarter. Highlights included:

      o Enhanced competitive position in the universal life insurance market with an updated single-life product that provides lifetime guaranteed benefits at a competitive price

      o New survivorship-life version of Magnastar, a non-registered, private placement offering with customizable investment options

      o Expanded direct brokerage distribution with new accounts, including Innovative Solutions Insurance Services and Universal Insurance Services

      o Designation as preferred provider by GMAC Insurance, allowing employees of select GM dealerships to obtain Hancock long-term care and term insurance

      Asset Gathering: Pretax operating income was $56.1 million in the quarter versus $57.8 million a year ago.

      Mutual fund operating earnings were $21.8 million pretax, up 3% from $21.1 million a year ago. Lower operating expenses and commissions offset reduced revenue caused by a decline in assets under management and lower sales. Average daily assets under management fell to $29.3 billion for the quarter from $32.6 billion in the prior year due to market depreciation.

      Mutual fund net sales for the quarter, excluding assets in the full-service 401(k) business that Hancock sold on March 1, 2001, were $38 million. Including redemptions among the 401(k) assets, net sales were $3 million.

      Fixed annuity earnings were $26.6 million pretax in the quarter, compared with $26.8 million in the year-ago period, which included about $2 million in one-time positive items. Earnings in the 2001 quarter were driven by higher net investment income on an 18% increase in account balances, to $6.2 billion, partially offset by higher amortization of deferred acquisition costs.

      Fixed annuity sales totaled $419.1 million in the quarter, up 81% from a year ago and 35% from the second quarter; net asset flow was $259 million. Highlights included:

      o Expanded penetration of the bank channel with proprietary products, including sales by HSBC Bank; Michigan National Bank; and Compass Bank, which has issued more than $100 million of its Hancock product since signing a distribution deal in May

      o Increased production by the Signator agency and broker/dealer channels

      o Proprietary fixed annuity sales agreement with Legacy Marketing Group, a third-party distributor with 5,500 active independent agents

      Variable annuity earnings were $4.7 million pretax in the quarter, compared with $10.6 million a year ago. Lower operating expenses were offset by the impact of weak separate account performance.

      The company's safe harbor exchange program retained $534 million of in-force variable annuity assets during the quarter. About $1.5 billion in variable annuity assets have been exchanged from older Hancock products since the program was rolled out at the end of last year. The lapse rate was 12.2% in the third quarter, down from a high of 13.5% in the first quarter and in line with the 12.1% rate in the second quarter.


                                        3
                                     -more-

      Variable annuity sales, excluding the exchange program, were $151.1 million in the quarter, compared with $297.7 million last year and $157.4 million in the second quarter, reflecting volatile equity markets and a shift by consumers to fixed annuities. Average daily account balances for the quarter were $5.2 billion, down from $6.8 billion a year earlier, due to market depreciation and lapses.

      Looking forward, variable annuity sales are expected to benefit from a proprietary distribution deal with HSBC Bank and the addition to Hancock's Revolution line of a rider designed to offset the cost of taxes for policyholder beneficiaries.

      Guaranteed & Structured Financial Products: Pretax operating income in the quarter was $93.6 million, up 27% from $73.5 million in the comparable quarter last year, as higher earnings from spread-based products were partially offset by a decline in fee-based products.

      Spread-based earnings were up 39% to $85.1 million pretax, driven by growth in the traditional GIC, global funding agreement, and group annuity products. Sales of GICs and global funding agreements were $1.1 billion in the quarter, up 24% from a year-ago but down from a record $1.5 billion in the second quarter.

      Investment Management: Pretax operating income in the quarter was $11.1 million, down from $13.4 million in the third quarter of 2000, as gains from the energy resource management and real estate finance businesses were offset by a decline in institutional equity management.

      Earnings at Independence Investment LLC, which manages equities and fixed income investments for institutions, were $4.5 million pretax versus $7.1 million a year earlier, reflecting a decline in advisory fees on lower assets under management. Average monthly assets under management were $20.4 billion versus $29.3 billion a year ago; net redemptions narrowed to $115 million from $745 million in the second quarter and $1.3 billion in the third quarter of 2000.

      Corporate & Other: Pretax operating income in the quarter was $16.0 million versus $28.3 million last year.

      Pretax earnings from Maritime Life Assurance, Hancock's Canadian subsidiary, were $10.0 million versus $15.8 million last year. The decline was driven primarily by lower product fees, a result of a drop in the equity markets, as well as by higher technology investment expenses. Maritime's after-tax operating earnings were $8.1 million versus $8.7 million, reflecting a decline in Canadian tax rates.

      Corporate & Other earnings also reflect lower capital in the segment, which was used to fund growth in the business units, pay stockholder dividends, and repurchase Hancock's stock, as well as the introduction of a lease residual management strategy that negatively affected pretax income but improved earnings after tax. On an after-tax basis, which reflects the benefits of the lease management and other tax-advantaged investment strategies used in the segment, operating earnings were $22.3 million versus $23.9 million.


                                        4
                                     -more-

      Consolidated Net Income

      For the third quarter, net income -- which includes net realized investment gains and losses and unusual items not considered part of ongoing operations -- was $171.1 million, or $0.56 per diluted share, compared with $184.3 million, or $0.58 per diluted share, in the year-ago quarter. The following table lists non-operating items included in net income, net of tax, in millions of dollars:

      =====================================================================
                                                         3Q 2001   3Q 2000
      ---------------------------------------------------------------------
      Net realized capital gains (losses)                 ($34.6)    ($2.7)
      Surplus tax credit                                    $3.8      $7.3
      Restructuring charges                                ($3.0)    ($2.4)
      =====================================================================

      Balance Sheet Highlights

      There were 306.0 million weighted average diluted shares outstanding in the quarter, compared with 317.0 million shares a year ago. During the quarter, the company repurchased 4.7 million shares at an average price of $38.31 a share. In the first nine months of the year to date, the company repurchased
13.1 million shares for a total of $492 million.

      The following table contains selected balance sheet information:

       ================================================================================
                                                     September 30,       September 30,
                                                              2001                2000
       --------------------------------------------------------------------------------
        Shareholder equity
        (including FAS 115 market adjustment)         $6.1 billion        $5.6 billion

             Per-share                                      $20.42              $17.76

        Shareholder equity
        (excluding FAS 115 market
        adjustment)                                   $5.6 billion        $5.5 billion

             Per share                                      $18.84              $17.53

        End of period shares
        outstanding                                  299.7 million       315.1 million

        Assets under management                      September 30,        December 31,
                                                              2001                2000
       --------------------------------------------------------------------------------
             General account                         $56.7 billion       $52.1 billion
             Separate account                        $21.9 billion       $26.5 billion
             Third party                             $40.2 billion       $46.6 billion
        Total consolidated                          $118.8 billion      $125.2 billion
       ================================================================================


                                        5
                                     -more-

      Forward-looking Statements

      The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

      Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2000, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

      The company specifically disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

      Conference Call

      John Hancock will discuss third-quarter results during a conference call on November 2, 2001, at 10:00 a.m. Eastern Time. The conference call will be broadcast live over the Internet at http://www.jhancock.com. The call can also be accessed by telephone in the U.S. at (703) 871-3022.

      The call will be rebroadcast through November 7, 2001, at (703) 925-2533. The access code will be 5548259. The call will also be available for replay on the John Hancock investor relations web site:
http://www.shareholder.com/hancock/medialist.cfm.

      This press release, John Hancock's quarterly financial supplement, and other financial documents may be obtained by calling 1-877-JHF-NYSE (1-877-543-6973) or on the Internet at http://www.shareholder.com/hancock/ihighlights.cfm.

      John Hancock Financial Services, Inc., with $118.8 billion in assets under management, provides a wide range of insurance and investment products and services to individual and institutional customers.

      Contacts

      Media: Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387
      Investors: Jean Peters, 617-572-9282; Larry Edelman, 617-572-0521


                                        6
                                 Exhibits Follow

Supplemental Financial Information

Consolidated Income Statement
($ millions)

                                                         Three months ended       Nine months ended
                                                            September 30,           September 30,
                                                           2001       2000        2001        2000
                                                        --------------------------------------------
Revenues
   Premiums                                               $490.5      $482.7    $1,917.2    $1,743.9
   Universal life and investment-type
      product charges                                      199.9       193.8       561.5       580.0
   Net investment income                                   825.3       796.0     2,469.7     2,421.2
   Net realized investment gains                             1.0         0.0         3.5         2.0
   Investment management revenues/
      commissions/other fees                               143.7       180.7       450.2       596.3
   Other revenue                                            52.2         5.3       114.0        13.3
   Contribution from closed block                           28.2        37.9        74.1        89.3
                                                        --------------------------------------------
      Total revenues                                     1,740.8     1,696.4     5,590.2     5,446.0

Benefits and expenses
   Benefits to policyholders                             1,019.0       976.2     3,396.6     3,157.6
   Other operating costs and expenses                      345.5       374.2     1,068.5     1,168.3
   Amortization of deferred policy acquisition costs        67.5        48.5       200.9       142.5
   Dividends to policyholders                               18.1        26.8        72.0       120.5
      Total benefits and expenses                        1,450.1     1,425.7     4,738.0     4,588.9

   Pre-tax operating income                                290.7       270.7       852.2       857.1

Income taxes                                                85.8        88.6       257.4       285.9
                                                        --------------------------------------------

After-tax operating income                                $204.9      $182.1      $594.8      $571.2

   After-tax adjustments:
      Demutualization expense                                 --          --          --       (10.2)
      Other demutualization related costs                     --          --          --       (10.2)
      Pension dividend transfer                               --          --          --         5.7
      Net realized investment gains/(losses)               (34.6)       (2.7)      (63.7)       47.3
      Restructuring charges                                 (3.0)       (2.4)      (22.3)      (10.1)
      Surplus tax                                            3.8         7.3         3.8        14.5
      Change in accounting principle                          --          --         7.2          --
                                                        --------------------------------------------
   Net Income                                              171.1       184.3       519.8       608.2
                                                        ============================================


                                     Exhibit
                                        I

Consolidated Balance Sheet
($ millions)


                                                         September 30,  December 31,
                                                             2001          2000
                                                         ---------------------------
Assets

Investments
Fixed maturities:
   Held-to-Maturity - at amortized costs
   (fair value: Sept 30- $1,843.6; Dec 31- $11,651.2)       $1,855.8     $11,888.6
   Available-for-sale - at fair value
   (cost: Sept 30- $31,644.2; Dec 31- $15,829.7)            32,562.7      16,061.9
   Trading securities - at fair value
   (cost: Sept 30- $16.5; Dec 31- $0.0)                         17.0           0.0
Equity securities:
   Available-for-sale - at fair value
   (cost: Sept 30- $849.5; Dec 31- $870.6)                     874.8       1,134.4
   Trading securities - at fair value
   (cost: Sept 30- $267.4; Dec 31- $193.4)                     249.0         231.6
Mortgage loans on real estate                                8,846.9       8,969.4
Real estate, net of accumulated depreciation                   481.7         519.0
Policy loans                                                   446.3         428.6
Short-term investments                                         147.5         151.9
Other invested assets                                        1,251.3       1,353.0
                                                          ------------------------
   Total Investments                                        46,733.0      40,738.4

Cash and cash equivalents                                    1,164.1       2,974.4
Accrued investment income                                      678.7         586.9
Premiums and accounts receivable                               202.9         210.8
Deferred policy acquisition costs                            2,665.1       2,528.1
Reinsurance recoverable                                      1,858.8       1,958.6
Property & equipment, net of
   accumulated depreciation                                    585.1         458.6
Other assets                                                 2,117.9       1,732.7
Closed block assets                                         10,103.3       9,710.0
Separate accounts assets                                    21,890.5      26,454.8
                                                          ------------------------
   Total Assets                                            $87,999.4     $87,353.3
                                                          ========================


                                     Exhibit
                                       II

($ millions)

                                                                       September 30,  December 31,
                                                                           2001           2000
                                                                       ---------------------------
Liabilities and Shareholders' Equity

Liabilities
Future policy benefits                                                   $24,468.3      $22,996.4
Policyholders' funds                                                      17,609.9       15,741.1
Unearned revenue                                                             726.4          671.3
Unpaid claims and claim expense reserves                                     234.5          253.7
Dividends payable to policyholders                                           137.9          130.8
Short-term debt                                                              451.0          245.3
Long-term debt                                                               715.8          534.0
Income taxes                                                                 794.6          431.3
Other liabilities                                                          2,482.3        1,986.0
Closed block liabilities                                                  12,273.2       12,035.9
Separate accounts liabilities                                             21,890.5       26,454.8
                                                                       --------------------------

   Total Liabilities                                                      81,784.4       81,480.6

Minority Interest                                                             95.9           93.5

Shareholders' Equity

Common stock, $.01 par value; 2.0 billion shares authorized;
   315.8 and 315.0 million shares issued, 299.7 million and
   312.0 million shares outstanding, in 2001 and 2000, respectively            3.2            3.2
Additional paid in capital                                                 5,096.1        5,086.4
Retained earnings                                                          1,220.4          700.6
Unrealized appreciation on AFS securities                                    473.1          186.2
Foreign currency translation adjustment                                      (73.8)         (52.4)
Additional pension liability                                                 (53.0)         (53.0)
Cash flow hedges                                                              37.1            0.0
Treasury stock, at cost (16.1 million and 3.0 million
   shares, in 2001 and 2000, respectively)                                  (584.0)         (91.8)
                                                                       --------------------------

   Total Shareholders' Equity                                              6,119.1        5,779.2
                                                                       --------------------------

   Total Liabilities and Shareholders' Equity                            $87,999.4      $87,353.3
                                                                       ==========================


                                 Exhibit
                                   III

Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income
($ millions)


                                                                                                    Accum.
                                                              Add'l                                 Other        Total
                                                  Common     Paid in     Retained      Treasury      Comp.    Shareholder
                                                   Stock     Capital     Earnings       Stock       Income       Equity
                                                  -----------------------------------------------------------------------
Balance at July 1, 2000 ......................      $3.2     $5,076.4     $379.9           $0.0     ($98.4)     $5,361.1

Additional Paid in Capital ...................                   10.6                                               10.6
Comprehensive income:
   Net income ................................                             184.3                                   184.3

   Other comprehensive income,
      Net of tax:
   Net unrealized gains (losses) .............                                                        55.6          55.6
   Foreign currency translation adjustment ...                                                       (11.6)        (11.6)
   Minimum pension liability .................                                                        (5.5)         (5.5)
                                                                                                                --------
Comprehensive Income .........................                                                                     222.8
                                                  ----------------------------------------------------------------------
Balance at September 30, 2000 ................      $3.2     $5,087.0     $564.2           $0.0     ($59.9)     $5,594.5
                                                  ======================================================================

Balance at July 1, 2001 ......................      $3.2     $5,094.4   $1,049.3        ($402.9)    $295.0      $6,039.0

Options exercised ............................                    1.7                                                1.7
Comprehensive income:
   Net income ................................                             171.1                                   171.1

   Other comprehensive income,
      Net of tax:
   Net unrealized gains (losses) .............                                                        72.4          72.4
   Foreign currency translation adjustment ...                                                       (18.2)        (18.2)
   Cash flow hedges ..........................                                                        34.2          34.2
                                                                                                                --------
Comprehensive income .........................                                                                     259.5
Treasury stock acquired ......................                                           (181.1)                  (181.1)
                                                  ----------------------------------------------------------------------
Balance at September 30, 2001 ................      $3.2     $5,096.1   $1,220.4        ($584.0)    $383.4      $6,119.1
                                                  ======================================================================


                                    Exhibit
                                       IV

Consolidated Statements of Changes in Stockholders'
Equity and Comprehensive Income
($ millions)


                                                                                                         Accum.
                                                              Add'l                                      Other       Total
                                                   Common    Paid in       Retained       Treasury        Comp.   Shareholder
                                                   Stock     Capital       Earnings         Stock        Income      Equity
                                                   --------------------------------------------------------------------------
Balance at January 1, 2000 ...................      $0.0        $0.0       $4,825.0          $0.0        ($33.9)    $4,791.1

Demutualization transaction ..................       2.2     3,373.3       (4,869.0)                                (1,493.5)
Initial public offering ......................       1.0     1,656.7                                                 1,657.7
Additional Paid in Capital ...................                  57.0                                                    57.0

Comprehensive income:
   Net income before demutualization .........                                 44.0                                     44.0
   Net income after demutualization ..........                                564.2                                    564.2
                                                                           --------                                 --------

   Net income for the period .................                                608.2                                    608.2

   Other comprehensive income,
      Net of tax:
   Net unrealized gains (losses) .............                                                              9.4          9.4
   Foreign currency translation adjustment ...                                                            (18.9)       (18.9)
   Minimum pension liability .................                                                            (16.5)       (16.5)
                                                                                                                    --------
Comprehensive Income .........................                                                                         582.2
                                                   -------------------------------------------------------------------------
Balance at September 30, 2000 ................      $3.2    $5,087.0         $564.2          $0.0        ($59.9)    $5,594.5
                                                   =========================================================================

Balance at January 1, 2001 ...................      $3.2    $5,086.4         $700.6        ($91.8)        $80.8     $5,779.2

Options exercised ............................                   9.7                                                     9.7
Comprehensive income:
   Net income ................................                                519.8                                    519.8

   Other comprehensive income,
      Net of tax:
   Net unrealized gains (losses) .............                                                             82.3         82.3
   Foreign currency translation adjustment ...                                                            (21.5)       (21.5)
   Cash flow hedges ..........................                                                             14.2         14.2
                                                                                                                    --------
Comprehensive income .........................                                                                         594.8
Treasury stock acquired ......................                                             (492.2)                    (492.2)
Change in accounting principle ...............                                                            227.6        227.6
                                                   -------------------------------------------------------------------------
Balance at September 30, 2001 ................      $3.2    $5,096.1       $1,220.4       ($584.0)       $383.4     $6,119.1
                                                   =========================================================================


                                    Exhibit
                                       V

Sales by Segment

Protection
($million)

------------------------------------------------------------------------------------------------
                                                                                 Var vs.
                                                                       -------------------------
                                         Q3           Q3          Q2
                                        2001         2000        2001       Q3' 00       Q2' 01
------------------------------------------------------------------------------------------------
                    Variable life       $29.1        $39.6       $30.8        -27%          -6%
------------------------------------------------------------------------------------------------
                   Long-term care       $33.1        $28.0       $29.3         18%          13%
------------------------------------------------------------------------------------------------
      Universal, Term, Whole life       $15.1        $15.1       $14.3          0%           6%
------------------------------------------------------------------------------------------------
             Corporate-owned life       $30.8        $19.5       $19.2         58%          60%
------------------------------------------------------------------------------------------------
                  Bank-owned life        $8.0         $0.0        $0.0         N/A          N/A
------------------------------------------------------------------------------------------------

Asset Gathering
($million)

------------------------------------------------------------------------------------------------
                                                                                Var vs.
                                                                       -------------------------
                                         Q3           Q3          Q2
                                        2001         2000        2001       Q3' 00       Q2' 01
------------------------------------------------------------------------------------------------
                  Fixed annuities      $419.1       $231.6      $310.4         81%          35%
------------------------------------------------------------------------------------------------
               Variable annuities      $151.1       $297.7      $157.4        -49%          -4%
------------------------------------------------------------------------------------------------
           Total retail annuities      $570.2       $529.3      $467.8          8%          22%
------------------------------------------------------------------------------------------------
                     Mutual funds      $841.7     $1,301.6    $1,326.9        -35%         -37%
------------------------------------------------------------------------------------------------

Guaranteed & Structured Financial Products
($million)

------------------------------------------------------------------------------------------------
                                                                                Var vs.
                                                                       -------------------------
                                         Q3           Q3          Q2
                                        2001         2000        2001       Q3' 00       Q2' 01
-------------------------------------------------------------------------------------------------
          GICs/Funding Agreements    $1,099.7       $884.4    $1,534.5         24%         -28%
------------------------------------------------------------------------------------------------
                  Group annuities       $18.3        $37.4       $31.2        -51%         -41%
------------------------------------------------------------------------------------------------
       Fee-based pension products        $0.0        $60.3       $77.3       -100%        -100%
------------------------------------------------------------------------------------------------

Investment Management
($million)

------------------------------------------------------------------------------------------------
                                                                                Var vs.
                                                                       -------------------------
                                         Q3           Q3          Q2
                                        2001         2000        2001       Q3' 00       Q2' 01
-------------------------------------------------------------------------------------------------
          Independence Investment      $595.0       $331.2      $622.5         80%          -4%
------------------------------------------------------------------------------------------------
                      Other sales      $175.5       $247.3      $336.5        -29%         -48%
------------------------------------------------------------------------------------------------
                            Total      $770.5       $578.5      $959.0         33%         -20%
------------------------------------------------------------------------------------------------


                                      -30-

                                    Exhibit
                                       VI